Exhibit 99.1

VERRA MOBILITY announces Secondary offering of approximately 8.2 million shares of Common Stock

MESA, Ariz., December 7, 2021 /PRNewswire/ -- Verra Mobility (NASDAQ: VRRM) ("Verra Mobility" or the "Company"), a leading provider of smart mobility technology solutions, announced today that one of its principal shareholders, an affiliate of Platinum Equity, LLC (the “Selling Stockholder”), has commenced a secondary offering of 8,207,821 shares of its Class A common stock (the “Offering”). The Company is not offering any shares of its Class A common stock in the Offering and will not receive any of the proceeds from the sale of the shares offered by the Selling Stockholder.

BofA Securities is acting as the sole underwriter for the offering.

An automatic shelf registration statement on Form S-3 (including a prospectus) relating to these securities became effective upon filing with the Securities and Exchange Commission (the "SEC"). The Offering is being made solely by means of a prospectus supplement and the accompanying prospectus. Copies of the prospectus supplement and the accompanying prospectus relating to the Offering, when available, may be obtained by contacting BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@bofa.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Verra Mobility

Verra Mobility is committed to developing and using the latest in technology and data intelligence to help make transportation safer and easier. As a global company, Verra Mobility sits at the center of the mobility ecosystem – one that brings together

Exhibit 99.1

vehicles, devices, information, and people to solve complex challenges faced by our customers and the constituencies they serve.

Verra Mobility serves the world's largest commercial fleets and rental car companies to manage tolling transactions and violations for millions of vehicles. As a leading provider of connected systems, Verra Mobility processes millions of transactions each year through integration and connectivity with hundreds of tolling and issuing authorities. Verra Mobility also fosters the development of safe cities, partnering with law enforcement agencies, transportation departments, and school districts across North America, operating thousands of red-light, speed, bus lane and school bus stop arm safety cameras. Arizona-based Verra Mobility operates in North America, Europe, Asia, and Australia. For more information, visit www.verramobility.com.

Forward-Looking Statements

This press release contains forward-looking statements that address the public offering, are subject to substantial risks, uncertainties, and assumptions. You should not place reliance on these statements. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those described from time to time in the Company's filings with the SEC and on the SEC website, www.sec.gov. These forward-looking statements represent the judgment of the Company as of the date of this release, and the Company disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company's other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company's reported financial results and our business outlook for future periods.

Investor Relations Contact

IR@verramobility.com